UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2010

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-106529	DIRECTV Holdings LLC - 25-1902628 DIRECTV Financing Co., Inc. – 59-3772785
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On August 10, 2010, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co.” and collectively with Holdings, the “Issuers”), which are indirect, wholly-owned subsidiaries of DIRECTV, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as representatives of the several underwriters signatory thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Issuers agreed to issue and sell, and the Underwriters have agreed to purchase for resale to the public, $750,000,000 aggregate principal amount of the Issuers’ 3.125% senior notes due 2016 (the “2016 Notes”), $1,000,000,000 aggregate principal amount of the Issuers’ 4.600% senior notes due 2021 (the “2021 Notes”), and $1,250,000,000 aggregate principal amount of the Issuers’ 6.000% senior notes due 2040 (the “2040 Notes” and, together with the 2016 Notes and the 2040 Notes, the “Notes”).  The offering of the Notes is expected to be completed on August 17, 2010.

The Issuers expect to receive net proceeds of approximately $2.96 billion.  The net proceeds from this offering will be used for general corporate purposes, which may include the repayment of all of the outstanding borrowings under the Term Loan A and B portions of the Issuers’ senior secured credit facility, a distribution to Issuers’ parent for DIRECTV’s share repurchase plan and other corporate purposes. Affiliates of certain of the Underwriters are lenders under the Issuers’ senior secured credit facility and will receive a portion of the net proceeds from this offering.

The Notes will be the unsecured senior obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ existing and future senior debt and will rank senior in right of payment to all of the issuers’ future subordinated debt, if any.  The Notes will be guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by all of Holdings’ material existing domestic subsidiaries and by certain of its future domestic subsidiaries on a joint and several basis (the “Guarantors”).  Interest shall accrue on the Notes from August 17, 2010 and interest will be paid semiannually in cash in arrears on February 15 and August 15 of each year commencing on February 15, 2011.  Neither the parent company of the Issuers, The DIRECTV Group, Inc., nor its parent company, DIRECTV, nor their respective subsidiaries, other than DIRECTV Holdings LLC and certain of its subsidiaries and DIRECTV Financing Co, Inc., are obligors or guarantors of the Notes.

The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-168705-10) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of August 10, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as representatives of the several underwriters signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV HOLDINGS LLC
(Registrant)

Date: August 16, 2010	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV FINANCING CO., INC.
(Registrant)

Date: August 16, 2010	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of August 10, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as representatives of the several underwriters signatory thereto.